The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated May 21, 2026

JPMorgan Chase Financial Company LLC	May 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated May      , 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Buffered PLUS will pay no interest and provide a minimum payment at maturity of only 10.00% of the stated principal amount. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. If the basket has declined in value but has not declined in value by more than the specified buffer amount, investors will receive at maturity the stated principal amount of their investment. However, if the basket has declined by more than the buffer amount, at maturity investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10.00% of the stated principal amount. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity. The Buffered PLUS are for investors who seek exposure to an unequally weighted basket of the two indices specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. The Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlying indices	Bloomberg ticker symbol	Basket weighting
	S&P 500® Index (the “SPX Index”)	SPX	70.00%
	Russell 2000® Index (the “RTY Index”)	RTY	30.00%
We refer to the SPX Index and the RTY Index as the underlying indices. Because the SPX Index makes up 70% of the basket, we expect that generally the market value of your Buffered PLUS and your payment at maturity will depend significantly on the performance of the SPX Index.
Aggregate principal amount:	$
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $1,000 stated principal amount Buffered PLUS,
$1,000 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is equal to the initial basket value or is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, for each $1,000 stated principal amount Buffered PLUS,
$1,000
If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, for each $1,000 stated principal amount Buffered PLUS,
($1,000 × basket performance factor) + $100.00
This amount will be less than the stated principal amount of $1,000 per Buffered PLUS. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the Buffered PLUS pay less than $100.00 per Buffered PLUS at maturity.
Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Leverage factor:	200%
Buffer amount:	10.00%
Maximum payment at maturity:	At least $1,205.20 (at least 120.52% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,205.20 per Buffered PLUS.
Minimum payment at maturity:	$100.00 per Buffered PLUS (10.00% of the stated principal amount)
Basket performance factor:	final basket value / initial basket value
Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:	May , 2026 (expected to price on or about May 29, 2026)
Original issue date (settlement date):	June , 2026 (3 business days after the pricing date)
Valuation date*:	May 30, 2028
Maturity date*:	June 2, 2028
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Buffered PLUS	$1,000.00	$20.00(2)	$975.00
		$5.00(3)
Total	$	$	$
(1)	See “Additional Information about the Buffered PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $20.00 per $1,000 stated principal amount Buffered PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount Buffered PLUS

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

If the Buffered PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the Buffered PLUS would be approximately $970.40 per $1,000 stated principal amount Buffered PLUS. The estimated value of the Buffered PLUS on the pricing date will be provided in the pricing supplement and will not be less than $950.00 per $1,000 stated principal amount Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Buffered PLUS” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
CUSIP / ISIN:	46661AB82 / US46661AB821
Listing:	The Buffered PLUS will not be listed on any securities exchange.

May 2026	Page 2

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying indices that enhances returns for a certain range of potential positive performance of the basket.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.
▪	To obtain a buffer against a specified level of negative performance of the basket.

Maturity:	Approximately 24 months
Leverage factor:	200%
Buffer amount:	10.00%
Maximum payment at maturity:	At least $1,205.20 (at least 120.52% of the stated principal amount) per Buffered PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	$100.00 per Buffered PLUS. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity.
Basket weightings:	70.00% for the SPX Index and 30.00% for the RTY Index

Supplemental Terms of the Buffered PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index.”

May 2026	Page 3

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Buffered PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, while providing limited protection against negative performance of the underlying asset. If the underlying asset has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the underlying asset, subject to the minimum payment at maturity. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated and (i) if the underlying asset has not depreciated by more than the specified buffer amount, investors will receive the stated principal amount of their investment, or (ii) if the underlying asset has depreciated by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 plus a return equal to 200% of the basket percent increase, subject to the maximum payment at maturity of at least $1,205.20 (at least 120.52% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final basket value is equal to the initial basket value or declines in value by no more than 10.00% and, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 per Buffered PLUS.
Downside Scenario	The basket declines in value by more than 10.00% and, at maturity, the Buffered PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value, plus the buffer amount of 10.00%. (Example: if the basket decreases in value by 20%, the Buffered PLUS will pay an amount that is less than the stated principal amount by 20% plus the buffer amount of 10.00%, or $900.00 per Buffered PLUS.) The minimum payment at maturity is $100.00 per Buffered PLUS, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

May 2026	Page 4

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	200%
Hypothetical maximum payment at maturity:	$1,205.20 (120.52% of the stated principal amount) per Buffered PLUS (which represents the lowest hypothetical maximum payment at maturity)*
Minimum payment at maturity:	$100.00 per Buffered PLUS

* The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,205.20 per Buffered PLUS.

Buffered PLUS Payoff Diagram

The Buffered PLUS
The Basket
$1,205.20 Hypothetical
Maximum Payment at Maturity
$1,000 Stated
Principal Amount
PLUS
Zone
-10.00%
10.26%
20.52%
$1,700.00
$1,600.00
$1,500.00
$1,400.00
$1,300.00
$1,200.00
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
Payment at Maturity on the Buffered PLUS
-60%
-40%
-20%
0%
20%
40%
60%
Percentage Change in the Basket

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $1,000 stated principal amount Buffered PLUS, investors will receive the $1,000 stated principal amount plus a return equal to 200.00% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the Buffered PLUS, an investor will realize the hypothetical maximum payment at maturity at a final basket value of 110.26% of the initial basket value.
▪	Par Scenario. If the final basket value is equal to the initial basket value or is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, investors will receive the stated principal amount of $1,000 per Buffered PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value, plus the buffer amount of 10.00%. The minimum payment at maturity is $100.00 per Buffered PLUS.
▪	For example, if the basket depreciates 50.00%, investors will lose 40.00% of their principal and receive only $600.00 per Buffered PLUS at maturity, or 60.00% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

May 2026	Page 5

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the Buffered PLUS at Maturity

Below are four examples of how to calculate the payment at maturity based on the hypothetical values of the underlying indices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of either underlying index. The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	70.00%	100.00	103.00	+3.00%
RTY Index	30.00%	100.00	103.00	+3.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(103.00 – 100.00) / 100.00] × 70.00% = 2.10%
[(103.00 – 100.00) / 100.00] × 30.00% = 0.90%
2.10% + 0.90% = 3.00%
Final basket value	=	100 × (1 + 3.00%), which equals 103.00
Basket percent increase	=	(103.00 – 100) / 100, which equals 3.00%

The payment at maturity per Buffered PLUS will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the leverage factor times (iii) the basket percent increase, or:

$1,000 × 200% × 3.00% = $60.00

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,205.20 per Buffered PLUS, the payment at maturity per Buffered PLUS will equal $1,000 plus the leveraged upside payment, or:

$1,000 + $60.00 = $1,060.00

May 2026	Page 6

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
SPX	70.00%	100.00	150.00	+50.00%
RTY	30.00%	100.00	150.00	+50.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(150.00 – 100.00) / 100.00] × 70.00% = 35.00%
[(150.00 – 100.00) / 100.00] × 30.00% = 15.00%
35.00% + 15.00% = 50.00%
Final basket value	=	100 × (1 + 50.00%), which equals 150.00
Basket percent increase	=	(150.00 – 100) / 100, which equals 50.00%

The payment at maturity per Buffered PLUS will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the leverage factor times (iii) the basket percent increase, or:

$1,000 × 200% × 50.00% = $1,000.00

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,205.20 per Buffered PLUS, the payment at maturity per Buffered PLUS will equal the hypothetical maximum payment at maturity of $1,205.20 per Buffered PLUS.

May 2026	Page 7

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3: The final basket value is equal to the initial basket value or is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	70.00%	100.00	92.00	-8.00%
RTY Index	30.00%	100.00	92.00	-8.00%

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(92.00 – 100.00) / 100.00] × 70.00% = -5.60%
[(92.00 – 100.00) / 100.00] × 30.00% = -2.40%
(-5.60%) + (-2.40%) = -8.00%
Final basket value	=	100 × (1 + (-8.00%)), which equals 92.00

Although the final basket value is less than the initial basket value, because the final basket value has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, the payment at maturity per Buffered PLUS will equal the stated principal amount of $1,000.

May 2026	Page 8

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	70.00%	100.00	20.00	-80.00%
RTY Index	30.00%	100.00	103.00	+3.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(20.00 – 100.00) / 100.00] × 70.00% = -56.00%
[(103.00 – 100.00) / 100.00] × 30.00% = 0.90%
(-56.00%) + 0.90% = -55.10%
Final basket value	=	100 × (1 + (-55.10%)), which equals 44.90
Basket performance factor	=	44.90 / 100, which equals 44.90%

In the above example, the final index value of the RTY Index (with a weighting of 30.00% of the basket) is higher than its initial index value, but the final index value of the SPX Index (with a weighting of 70.00% of the basket) is lower than its initial index value. Accordingly, although the final index value of 30.00% (by weight) of the basket has increased in value over its initial index value, the final index value of the other 70.00% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increase in the other underlying index and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the initial basket value and has declined from the initial basket value by an amount greater than the buffer amount, in this example, the payment at maturity per Buffered PLUS will equal $1,000 times the basket performance factor, plus the minimum payment at maturity; or

($1,000 × 44.90%) + $100.00 = $549.00

In this example, the payment at maturity per Buffered PLUS will be $549.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the value of the basket plus the buffer amount of 10.00%.

May 2026	Page 9

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to the Buffered PLUS Generally

▪	The Buffered PLUS do not pay interest and you could lose up to 90.00% of your principal at maturity. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10.00% of your principal, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. If the final basket value has declined by an amount greater than the buffer amount of 10.00% from the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the basket, plus $100.00 per Buffered PLUS. Accordingly, you could lose up to 90.00% of your principal.
▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of at least $1,205.20 (at least 120.52% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 120.52% of the stated principal amount for the Buffered PLUS, any increase in the final index value by more than 10.26% (if the maximum payment at maturity is set at 120.52% of the stated principal amount) will not further increase the return on the Buffered PLUS.
▪	The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Buffered PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the Buffered PLUS. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the Buffered PLUS as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the Buffered PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
▪	Correlation (or lack of correlation) of performances between the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The Buffered PLUS are linked to an unequally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the value of one underlying index increases, the value of the other underlying index may not increase as much or may decline. Therefore, in calculating the final basket value, an increase in the value of one underlying index may be moderated, or more than offset, by a lesser increase or decline in the value of the other underlying index. High correlation of movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	The underlying indices are not equally weighted. Because the underlying indices are not equally weighted, the same percentage change in either of the underlying indices may have different effects on the

May 2026	Page 10

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

basket closing value. For example, because the weighting for the SPX Index is greater than the weighting for the RTY Index, a 5% decrease in the value of the SPX Index will have a greater effect on the basket closing value than a 5% increase in the value of the RTY Index. Because the SPX Index makes up 70.00% of the basket, we expect that generally the market value of your Buffered PLUS and your payment at maturity will depend significantly on the performance of the SPX Index. See “Hypothetical Payouts on the Buffered PLUS at Maturity — Example 4” in this document.

▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.
▪	The final terms and estimated valuation of the Buffered PLUS will be provided in the pricing supplement. The final terms of the Buffered PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the Buffered PLUS and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Buffered PLUS based on the minimums for the estimated value of the Buffered PLUS and the maximum payment at maturity.
▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in “Additional Information about the Buffered PLUS ― Additional Provisions ― Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as the estimated value of the Buffered PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent will determine the initial index values, the final index values and the final basket value and will calculate the amount of payment you will receive at maturity.

May 2026	Page 11

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to either underlying index or calculation of the final index value of either underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value of an underlying index and, therefore, could potentially increase the level that the final index value of an underlying index must reach before you receive a payment at maturity that exceeds the issue price of the Buffered PLUS or so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS

▪	The estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS. The estimated value of the Buffered PLUS is only an estimate determined by reference to several factors. The original issue price of the Buffered PLUS will exceed the estimated value of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, the estimated cost of hedging our obligations under the Buffered PLUS and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates. The estimated value of the Buffered PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Buffered PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Buffered PLUS that are greater than or less than the estimated value of the Buffered PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the Buffered PLUS from you in secondary market transactions. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional

May 2026	Page 12

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.

▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Buffered PLUS during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your Buffered PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity. See “— Risks Relating to the Buffered PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing levels of the underlying indices, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying indices and the basket;
o	the time to maturity of the Buffered PLUS;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally; and
o	a variety of other economic, financial, political, regulatory and judicial events.

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your Buffered PLUS in the secondary market.

Risks Relating to the Underlying Indices

▪	JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the Buffered PLUS in taking any corporate action that might affect the value of the SPX Index or the Buffered PLUS.
▪	An investment in the Buffered PLUS is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	Investing in the Buffered PLUS is not equivalent to investing in the basket or the underlying indices. Investing in the Buffered PLUS is not equivalent to investing in the basket, either underlying index or its component stocks. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.
▪	Adjustments to either underlying index could adversely affect the value of the Buffered PLUS. The underlying index publisher of either underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket is an unequally weighted basket composed of two underlying indices.

Underlying Indices

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the large market capitalization segment of the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

The Russell 2000® Index.  The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Underlying index information as of May 20, 2026
Underlying index	Bloomberg ticker symbol	Current value	Basket weighting
The S&P 500® Index	SPX	7,432.97	70.00%
The Russell 2000® Index	RTY	2,817.365	30.00%

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The following graph is calculated to show the performance of the basket during the period from January 4, 2021 through May 20, 2026, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 4, 2021, and illustrates the effect of the offset and/or correlation between the underlying indices during that period. The graph does not take into account the leverage factor on the Buffered PLUS or the maximum payment at maturity of the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of either underlying index or of the basket as a whole, or whether increases in the value of either underlying index will be offset by decreases in the value of the other underlying index. The historical value performance of the basket and the degree of correlation between the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 4, 2021 through May 20, 2026

Basket Level (Assuming a Starting Basket Level of 100)
200
180
160
140
120
100
80
60
40
20
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Source: Bloomberg & JPMorgan

The following graphs set forth the daily closing levels for each of the underlying indices for the period from January 4, 2021 through May 20, 2026. We obtained the closing level information above and in the graphs below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the basket closing value on the valuation date or the closing levels of the underlying indices on the pricing date or the valuation date. There can be no assurance that the basket will appreciate over the term of the Buffered PLUS so that you do not suffer a loss on your initial investment in the Buffered PLUS.

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels January 4, 2021 through May 20, 2026

8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Index Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Source: Bloomberg

License Agreement. “S&P®” and “S&P 500®” are trademarks of S&P Global, Inc. or its affiliates and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

May 2026	Page 17

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index Historical Performance – Daily Closing Levels January 4, 2021 through May 20, 2026

3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 Jul-24 Jan-25 Jul-25 Jan-26
Source: Bloomberg

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. See “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

May 2026	Page 18

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Buffered PLUS:

The estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. The estimated value of the Buffered PLUS does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates” in this document.

The estimated value of the Buffered PLUS will be lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, the estimated cost of hedging our obligations under the Buffered PLUS and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Buffered PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered

May 2026	Page 19

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PLUS will be lower than the original issue price (price to public) of the Buffered PLUS” in this document.
Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS —Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your Buffered PLUS as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Buffered PLUS, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Supplemental use of proceeds and hedging:

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See “How the Buffered PLUS Work” in this document for an illustration of the risk-return profile of the Buffered PLUS and “Basket Overview” in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to the estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:	Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due June 2, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Management will receive a structuring fee as set forth on the cover of this document for each Buffered PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

You may revoke your offer to purchase the Buffered PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Underlying supplement no. 1-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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